Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 24 to the Registration Statement on Form N-1A of Fidelity Exchange Fund, of our report dated February 5, 2001 on the financial statements and financial highlights included in the December 31, 2000 Annual Report to Shareholders of Fidelity Exchange Fund.

We further consent to the reference to our Firm under the heading "Auditor" in the Part B of this Amendment.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 28, 2001